UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2013

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ACT (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual meeting of shareholders held on April 18, 2013 (the “Annual Meeting”), our shareholders approved an amendment of the CPS 2006 Long-Term Equity Incentive Plan (the “Plan”). The compensation committee of our board of directors had previously adopted and approved the amendment to the Plan, subject to shareholder approval.

The amendment to the Plan: (1) increased the shares authorized for issuance under the Plan by 5,000,000 shares, and (2) increased the maximum number of shares that may be subject to awards in favor of any one individual from 2,400,000 to 3,000,000. The foregoing summary of the Plan amendment is qualified in its entirety by reference to the copy of the Plan as amended, which was included as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2013.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, six proposals were placed before our shareholders: proposal one, to elect directors; proposal two, to ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending December 31, 2013; proposal three, to adopt an advisory resolution approving our executive compensation; proposal four, to conduct an advisory vote on the frequency of future advisory votes on executive compensation; proposal five, to approve an amendment to our 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000; and proposal six, to approve the revised material terms of our Executive Management Bonus Plan.

Six individuals were nominated for election to our board of directors at the meeting, comprising the entire board. Such individuals received votes as follows, and each of the following six was elected to our board of directors:

	Votes for	Votes withheld	Broker Non-Votes
Charles E. Bradley, Jr.	10,642,282	425,778	6,981,622
Chris A. Adams	10,278,300	789,760	6,981,622
Brian J. Rayhill	10,341,110	726,950	6,981,622
William B. Roberts	8,261,839	2,806,221	6,981,622
Gregory S. Washer	10,642,382	425,678	6,981,622
Daniel S. Wood	10,278,160	789,900	6,981,622

Proposals two, three, five and six were approved, on the following votes:

	Votes for	Votes against	Abstentions	Broker Non-Votes
Proposal Two	17,481,653	40,922	527,107	0
Proposal Three	10,464,232	78,889	524,939	6,981,622
Proposal Five	8,032,641	2,515,525	519,894	6,981,622
Proposal Six	10,169,577	372,191	526,292	6,981,622

By their votes on proposal four the shareholders recommended annual advisory votes on executive compensation, as follows:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
Proposal Four	10,251,554	234,618	66,226	515,662	6,981,622

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: April 24, 2013	By:	/s/ Mark Creatura
Mark Creatura Senior Vice President and Secretary Signing on behalf of the registrant